UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALLIANT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-1380265
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4902 N. Biltmore Lane Madison, Wisconsin	53718
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of listing of the shares of common stock of Alliant Energy Corporation (the “Company”), par value $0.01 per share (the “Common Stock”), from the New York Stock Exchange to The Nasdaq Stock Market LLC. The Common Stock is to commence trading on The Nasdaq Stock Market LLC at the opening of trading on December 28, 2018. The Company is voluntarily delisting the Common Stock from the New York Stock Exchange as of the close of business on December 31, 2018.

The description of the Common Stock set forth under the caption “Description of Common Stock” contained in the prospectus forming a part of the Company’s registration statement on Form S-3 (Registration No. 333-222076), filed with the SEC on December 15, 2017 is incorporated herein by reference, except that the section entitled “Common Share Purchase Rights” shall not be deemed to be incorporated herein due to the termination of the rights agreement effective January 31, 2018.

Item 2.    Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIANT ENERGY CORPORATION

Date: December 28, 2018	By:/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary